Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Record Quarterly Revenue and Net Income for the Third Quarter of
Fiscal Year 2010

Quarterly Revenue increased 78% year-over-year to $234 Million
Quarterly Net Income increased more than tenfold to $44.6 Million

DURHAM, N.C., April 20, 2010 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $234.1 million for its third quarter of fiscal 2010, ended March 28, 2010.  This represents a 78% increase compared to revenue of $131.1 million reported for the third fiscal quarter last year and a 17% increase compared to the second quarter of fiscal 2010.  GAAP net income for the third quarter increased more than tenfold year-over-year to $44.6 million, or $0.41 per diluted share, compared to GAAP net income of $4.0 million, or $0.05 per diluted share, for the third quarter of fiscal 2009. On a non-GAAP basis, net income for the third quarter of fiscal 2010 increased 333% year-over-year to $51.3 million, or $0.47 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2009 of $11.8 million or $0.13 per diluted share.

“We achieved record revenue and net income again in Q3 due to a combination of strong LED demand and solid execution with our factory ramp,” stated Chuck Swoboda, Cree Chairman and CEO.  “The LED lighting revolution continues to gain momentum and we remain focused on extending our leadership position while we build the scale, cost structure and channels to win in the market.”

Q3 2010 Financial Metrics:

	Third Quarter (in thousands, except per share amounts)
	2010	2009	Change
Net revenue	$234,083	$131,144	$102,939	78%
GAAP
Gross Margin	47.9%	36.1%
Operating Margin	24.2%	2.2%
Net Income	$44,630	$4,015	$40,615	1,012%
Earnings per diluted share	$0.41	$0.05	$0.36	720%
Non-GAAP
Gross Margin	48.1%	36.9%
Operating Margin	27.9%	9.3%
Net Income	$51,317	$11,836	$39,481	333%
Earnings per diluted share	$0.47	$0.13	$0.34	262%

»	Cash and investments increased $36.9 million from Q2 of fiscal 2010 to $991.0 million.

»
Cash flow from operations was $72.9 million.  Free cash flow (cash flow from operations less capital expenditures) was $6.9 million as we spent $66.0 million on capital expenditures to support our capacity expansion.

»	Accounts receivable (net) increased $12.4 million from Q2 of fiscal 2010 to $125.8 million, resulting in days sales outstanding of 48, a decrease of 3 days from Q2 of fiscal 2010.

»	Inventory (net) increased $13.7 million from Q2 of fiscal 2010 to $107.0 million and represents 79 days of inventory, a decrease of 1 day from Q2 of fiscal 2010.

Recent Business Highlights:

»	Announced a breakthrough new lighting-class LED platform, the XLamp XM, which delivers record-breaking efficiency of 160 lumens per watt at 350mA

»	Achieved industry-best reported R&D results of 208 lumens per watt from a white high-power LED

»	Introduced the Cree LED Module LMR4, the first of a new LED module product line that brings Cree TrueWhiteTM technology to lighting manufacturers

»	Announced the Cree CR6TM product, a new 6-inch LED downlight designed for the residential market

»	Introduced the XLamp® MPL EasyWhiteTM LED, a breakthrough new lighting-class LED that can obsolete energy-inefficient light bulbs

»	Announced that Cree LED lamps have been selected for deployment in the Hyatt Regency Grand Cypress Resort in Orlando, Florida

Business Outlook:

For its fourth quarter of fiscal 2010 ending June 27, 2010, Cree targets revenue in a range of $255 million to $265 million with GAAP net income of $46 million to $49 million, or $0.41 to $0.44 per diluted share.  Non-GAAP net income is targeted to increase quarter-over-quarter to a range of $53 million to $56 million, or $0.48 to $0.51 per diluted share, based on an estimated 110.7 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.05 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal third quarter 2010 results and the fiscal fourth quarter 2010 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through May 4, 2010.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending March 28, 2010”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including risks associated with the ramp-up of production of our new products, as well as production at our new Huizhou facility; the risk that, due to the complexity of our manufacturing processes, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tight credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting products; our ability to lower costs; increasing price competition in key markets; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2009, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks, and CR6, Cree TrueWhite and EasyWhite are trademarks, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Revenue, net	$234,083	$131,144	$602,688	$419,145

Cost of revenue, net	121,877	83,793	322,634	265,935

Gross profit	112,206	47,351	280,054	153,210
Gross margin percentage	47.9%	36.1%	46.5%	36.6%

Operating expenses:
Research and development	20,366	17,071	59,865	52,787
Sales, general and administrative	28,954	21,043	78,108	65,804
Amortization of acquisition related intangibles	3,045	4,062	9,135	12,186
Loss on disposal or impairment of long-lived assets	3,286	2,255	3,689	3,305
Total operating expenses	55,651	44,431	150,797	134,082

Operating income	56,555	2,920	129,257	19,128
Operating income percentage	24.2%	2.2%	21.4%	4.6%

Non-operating income:
Gain on sale of investments, net	-	13	1	78
Interest and other non-operating income, net	2,169	1,850	5,871	7,164
Income from operations before income taxes	58,724	4,783	135,129	26,370

Income tax expense	14,094	768	35,687	5,740
Net income	$44,630	$4,015	$99,442	$20,630

Diluted earnings per share:
Net income	$0.41	$0.05	$0.97	$0.23

Weighted average shares of common
stock outstanding, diluted	108,601	88,839	102,907	88,672

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 28, 2010	June 28, 2009
	(Unaudited)

Assets:
Current assets:
Cash, cash equivalents and short term investments	$987,857	$417,653
Accounts receivable, net	125,834	103,035
Inventory, net	107,019	78,841
Income taxes receivable	1,526	1,526
Deferred income taxes	11,017	10,022
Prepaid expenses and other current assets	24,652	18,359
Total current assets	1,257,905	629,436

Property and equipment, net	400,378	320,110
Long-term investments	3,163	29,557
Intangible assets, net	108,299	113,328
Goodwill	313,564	304,791
Other assets	8,099	7,345
Total assets	$2,091,408	$1,404,567

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$71,071	$38,770
Accrued salaries and wages	25,772	16,732
Income taxes payable	9,164	8,139
Deferred income taxes	62	122
Other current liabilities	10,773	7,868
Contingent payment due related to COTCO acquisition	-	57,050
Total current liabilities	116,842	128,681

Long-term liabilities:
Deferred income taxes	43,869	42,752
Other long-term liabilities	5,407	8,386
Total long-term liabilities	49,276	51,138

Shareholders' Equity:
Common stock	134	112
Additional paid-in-capital	1,458,397	857,383
Accumulated other comprehensive income, net of taxes	11,300	11,236
Retained earnings	455,459	356,017
Total shareholders' equity	1,925,290	1,224,748
Total liabilities and shareholders' equity	$2,091,408	$1,404,567

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009

GAAP Gross Profit	$112,206	$47,351	$280,054	$153,210
GAAP Gross Margin	47.9%	36.1%	46.5%	36.6%
Adjustment:
Stock-based compensation expense	471	1,013	2,025	3,198
Non-GAAP Gross Profit	$112,677	$48,364	$282,079	$156,408
Non-GAAP Gross Margin	48.1%	36.9%	46.8%	37.3%

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009

GAAP operating income	$56,555	$2,920	$129,257	$19,128
GAAP operating income percentage	24.2%	2.2%	21.4%	4.6%
Adjustments:
Stock-based compensation expense	5,753	5,250	17,434	15,792
Amortization of acquisition-related intangible assets	3,045	4,062	9,135	12,186
Total adjustments to GAAP operating income	8,798	9,312	26,569	27,978
Non-GAAP operating income	65,353	12,232	155,826	47,106
Non-GAAP operating income percentage	27.9%	9.3%	25.9%	11.2%

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009

GAAP net income	$44,630	$4,015	$99,442	$20,630
Adjustments:
Stock-based compensation expense	5,753	5,250	17,434	15,792
Amortization of acquisition-related intangible assets	3,045	4,062	9,135	12,186
Total adjustments to GAAP income before provision
for income taxes	8,798	9,312	26,569	27,978
Income tax effect	(2,111)	(1,491)	(7,016)	(6,048)
Non-GAAP net income	51,317	11,836	118,995	42,560
Diluted net income per share:
GAAP net income	$0.41	$0.05	$0.97	$0.23
Non-GAAP	$0.47	$0.13	$1.16	$0.48
Shares used in diluted net income per share calculation:
GAAP net income	108,601	88,839	102,907	88,672
Non-GAAP	108,601	88,839	102,907	88,672

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
Free Cash Flows
Cash flow from operations	$72,932	$49,873	$155,631	$134,613
Less: PP&E CapEx spending	66,012	9,328	127,838	40,594
Total Free Cash Flows	$6,920	$40,545	$27,793	$94,019

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
Stock-Based Compensation Expense
Cost of sales	$471	$1,013	$2,025	$3,198

Research and development	937	1,402	3,589	4,095
Sales, general and administrative	4,345	2,835	11,820	8,499
Total stock-based compensation in operating expense	5,282	4,237	15,409	12,594

Total Stock-Based Compensation Expense	$5,753	$5,250	$17,434	$15,792

	March 28,	June 28,
	2010	2009
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$346,956	$290,154
Short term investments	640,901	127,499
Long term investments	3,163	29,557
Total Cash, Cash Equivalents and Investments	$991,020	$447,210